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                                                                     EXHIBIT 3.8

                                  BY-LAW NO. 1
                                  ------------

                         A by--law relating generally to
                         the transaction of the business
                                 and affairs of

                           NORTH AMERICAN CAISSON LTD.

                 (hereinafter referred to as the "Corporation")

                                  SHAREHOLDERS
                                  ------------

1. Participation in Meeting by Telephone - A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

2. Procedure at Meetings of Shareholders - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed who is present at the meeting: Chairman of the Board, President, or a Vice-President. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

          The chairman of any meeting of the shareholders shall conduct the procedure thereat in all respects and his decision on any matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the shareholders.

          A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

          The chairman at any meeting of the shareholders may vote as a shareholder but shall not have a second or casting vote In case of an equality of votes.

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                                       2.

3. Scrutineers - The chairman at any meeting of shareholders may appoint one or more persons (who may, but. need not be shareholders, directors, officers or employees of the Corporation) to act as scrutineers at such meeting.

                                    DIRECTORS
                                    ---------

4. Number of Directors - Whenever the articles provide for a minimum and maximum number of directors, the number of directors within the stipulated range shall be as determined from time to time by resolution of the Board of Directors.

5. Calling Meetings - The Chairman of the Board or the President may at any time, and the Secretary of the Corporation shall, upon the request of a director, summon a meeting of the directors.

6. Notice of Meetings - Notice of meetings of the board shall be sent to each director not less than 48 hours before the time when the meeting' is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the election and appointment of officers immediately following the meeting of shareholders at which such board was elected, provided a quorum of directors be present.

7. Quorum for Directors Meetings - The directors may declare the quorum necessary for the transaction of business at their meetings, but until the directors determine otherwise, a majority of directors in office from time to time shall constitute a quorum.

8. Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

9. Participation in Meeting by Telephone - A director may participate in a meeting of directors or of a committee of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

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                                       3.

                                    OFFICERS
                                    --------

10. Officers - The officers of the Corporation shall be the President and a Secretary. The President and Secretary shall be elected or appointed by the board at the first or any subsequent meeting of the board held after each annual meeting of shareholders. The board may also elect or appoint at any time and from time to time as officers a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, or a General Manager and such other officers as the board, from time to time, deem expedient. All :officers of the Corporation shall hold office until their successors are chosen and, when necessary, qualified in their stead, subject always to removal by the board at any meeting called for that purpose. All officers shall respectively perform such duties, in addition to those specified herein, as shall, from time to time, be prescribed by the board. The same person may hold more than one office, provided, however, that the offices of President and Vice-President shall not be held by the same person. In case of the absence or inability to act of the Chairman of the Board, the President, any Vice-President, or any other officer of the Corporation, or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being, provided that a majority of the board concur therein.

11. Chairman of the Board - A Chairman of the Board may be chosen from among the directors. He shall preside at all meetings of shareholders and at all meetings of the board and he shall have such other powers and duties as the board may determine from time to time by resolution.

12. President - If no Chairman of the Board is appointed, or in the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and at all meetings of the board. He shall, subject to the authority of the board, be responsible for the management of the business and affairs of the Corporation.

13. Vice-President or Vice-Presidents - The Vice-President or Vice-Presidents shall have such powers and duties as may be assigned to him or them respectively by resolution of the board. In case of absence or disability of the Chairman of the Board and the President, one of the Vice-Presidents may exercise the powers and perform the duties of the Chairman of the Board and the President and, if such Vice-President exercise any of the powers or perform any of the

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                                       4.

duties of the Chairman of the Board and the President, the absence or disability of the Chairman of the Board and the President shall be presumed.

14. Secretary and Assistant Secretaries - The Secretary shall attend to the giving and service of all notices of the Corporation and shall keep the minutes of all meetings of the shareholders and of the board arid of committees of the board in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation.

          Assistant Secretaries may perform the duties of the Secretary delegated to them from time to time by the board or by the Secretary.

15. Treasurer and Assistant Treasurers - The Treasurer shall have general charge of the finances of the Corporation. He shall deposit, all monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the board may from time to time designate by resolution, and shall render to the board, whenever directed by the board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the board a like report for such financial year. He shall have charge and custody of and be responsible for the keeping of the books of account required to be kept pursuant to the laws governing the Corporation. He shall perform all the acts incidental to the office of Treasurer subject to the control of the board.

          Assistant Treasurers may perform any of the duties of the Treasurer delegated to them from time to time by the board or by the Treasurer.

16. Secretary-Treasurer - Whenever the Secretary shall also be the Treasurer he may, at the option of the board, be designated the Secretary-Treasurer.

17. General Manager - The board may appoint from time to time a General Manager of the Corporation. He shall manage the affairs of the Corporation under the supervision of the board and shall exercise such powers as may be prescribed from time to time by resolution of the board, and such authority may be either general or specific.

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                                       5.

                                 INDEMNIFICATION
                                 ---------------

18. Indemnification of Directors and Officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act (Alberta).

19. Indemnity of Others - Except as otherwise required by paragraph 20 and subject to paragraph 18, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director,, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation, and with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interest of the Corporation, and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

20. Successful Defense - To the extent that a person who is or was an employee or agent of the Corporation has achieved complete or substantial success as a defendant in any action, suit or proceeding referred to in paragraph 19, he shall be indemnified against all costs, charges arid expenses actually and reasonably incurred by him in connection therewith.

21. Right of Indemnity Not Exclusive - The provisions for indemnification contained in the by--laws of the Corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be

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                                       6.

entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such a person.

22. No Liability of Directors or Officers for Certain Acts, etc. - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of' or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or' misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform 'services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

23. Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one or more of the directors or officers of the Corporation. In addition, the board may from' time to time direct the manner in which and the person or persons by whom any particular instrument or class of

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                                       7.

instruments may or shall be signed. Any signing officer may affix the corporate seal to an instrument requiring the same.

24. Surrender of Share Certificates - In the event that this by-law is adopted to become effective upon the issuance of a Certificate of Continuance of an Alberta company, then in such event, the directors are hereby authorized to require any shareholder to surrender all certificates for shares of the Corporation owned by such shareholder for the purpose of having such certificates cancelled and replaced with a new certificate or certificates.

25. Lien of the Corporation - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

26. Interpretation - In this by-law and all other by-laws of the Corporation words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization and articles of revival; "board" shall mean the board of directors of the Corporation; and "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special general meeting of shareholders.

          MADE this 23/rd/ day of January, 1991.


                                        /s/ [Illegible]
                                        ----------------------------------------
                                        PRESIDENT


                                        /s/ [Illegible]
                                        ----------------------------------------
                                        SECRETARY